Exhibit 5.1

[White & Case Letterhead]

November 7, 2014

Macquarie Infrastructure Company LLC

125 West 55th Street

New York, NY 10019

Re: Registration Statement on Form S-3 (No. 333-187794)

Ladies and Gentlemen:

We have acted as counsel to Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”), in connection with the offer and sale by The Voting Trust of IMTT Holdings Inc. (the “Selling Shareholder”) of 1,296,992 shares of the Company’s limited liability company interests (the “Shares”) in an underwritten public offering pursuant to an underwriting agreement, dated as of November 4, 2014, among the Company, Barclays Capital Inc. (the “Underwriter”) and the Selling Shareholder (the “Underwriting Agreement”). The Shares are being offered and sold by the Selling Shareholder pursuant to the registration statement on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 8, 2013 (File No. 333-187794), as amended by Amendment No. 1 to Form S-3, filed with the Commission on July 7, 2014 (the “Registration Statement”).

For purposes of this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement, including the related form of prospectus included therein, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the preliminary prospectus supplement, dated November 4, 2014, and the prospectus supplement, dated November 5, 2014, each including the documents incorporated by reference therein (collectively, the “Prospectus Supplement”) relating to the underwritten public offering by the Selling Shareholder; (iii) the Underwriting Agreement; (iv) the Company’s Certificate of Formation and Third Amended and Restated Operating Agreement (the “Operating Agreement”), each as amended to date; (v) a specimen of the certificate representing LLC interests of the Company; (vi) the resolutions adopted by the board of directors of the Company relating to the underwritten public offering by the Selling Shareholder; and (vii) such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Shareholder and others. We have also assumed that the Shares conform to the specimen of the limited liability company interests of the Company that we have reviewed.

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On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares are validly issued and holders of the Shares will not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a holder of such Shares.

We are members of the bar of the State of New York. We do not express or purport to express any opinions with respect to laws other than the State of New York and the Delaware Limited Liability Company Act.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the underwritten public offering by the Selling Shareholder, which is incorporated by reference into the Registration Statement and the Prospectus Supplement, and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ WHITE & CASE LLP

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